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                                                                      EXHIBIT 23


                  Consent of Independent Certified Accountants

We consent to the incorporation by reference in Registration Statement No. 33-92184 of Starbucks Corporation of our report dated August 13, 2003, appearing in the Annual Report on Form 11-K of Starbucks Corporation Employee Stock Purchase Plan - 1995 for the year ended June 30, 2003.

/s/ GRANT THORNTON LLP

Seattle, Washington
September 24, 2003